Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 30, 2018, with respect to the combined statements of income (loss) and comprehensive income (loss), business unit equity, and cash flows of Pfizer Infusion Systems for the years ended December 31, 2016 and 2015, and the related notes, incorporated herein by reference in the Registration Statement on Form S-3 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

November 15, 2018